UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 31, 2018

                             THE POCKET SHOT COMPANY
                         -------------------------------
                (Name of registrant as specified in its charter)

    Colorado                   333-212055                  71-0952431
   -----------                ---------------          ------------------
    State of                  Commission File            IRS Employer
  Incorporation                  Number                 Identification  No.

                            1624 N. Washington Street
                                Denver, CO 80203
                         -------------------------------
                     Address of principal executive offices

                                 (800) 560-5148
                          ----------------------------
                      Telephone number, including Area code

                               32950 Inverness Dr.
                               Evergreen, CO 80439
                         -------------------------------
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    40.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

      Emerging Growth Company [x]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [ ]


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Item 2.01.  Completion of Acquisition or Disposition of Assets

     On December  31, 2018 Pure Harvest  Cannabis  Producers,  Inc.  ("PHC") was
acquired by the Company. At the time of the acquisition, the Company had 6,808,657 outstanding shares of common stock. The Company issued 8,953,008 shares of its common stock, as well as warrants to purchase an additional 8,953,008 shares of the Company's common stock to the shareholders of PHC in exchange for all of the outstanding shares of PHC. PHC is now a wholly owned subsidiary of PCKK.

     In connection with this acquisition, the following management changes took place on December 31, 2018:

     o    Jarrold Bachman resigned as an officer and director of the Company;

     o David Lamadrid became a director of the Company and the Company's Chief Executive Officer; and

     o Sterling Scott became the Executive Chairman of the Company's Board of Directors

      Matthew Gregarek remained as a director of the Company.

      Unless otherwise indicated, all references to the Company include the business and operations of PHC.

     As a result of the acquisition of PHC the Company's new business plan involves the acquisition of licensed medical and recreational marijuana dispensaries, cultivation facilities and production facilities in states which allow publicly traded companies to own and operate dispensaries, cultivation facilities and production facilities. The Company plans to use a combination of cash, shares of common or preferred stock, notes, or other financing vehicles to complete these acquisitions.

     As an alternative to a standard acquisition, the Company may use joint ventures and/or licensing arrangements to provide the Company with the same economic benefits as would be obtained from an outright acquisition.

     The Company will be dedicated to the research and development of the highest quality products to support patient wellness and healthy living. The
Company intends to develop into a large vertically integrated producer and distributor of cannabis initially targeting states with attractive markets that have legalized cannabis for both medicinal and adult-use. The Company will also enter markets that are in various stages of legalization with branded hemp-derived CBD and terpene infused product lines. In addition to products tailored to marijuana retail dispensaries, the Company's line will incorporate infused product options including beverages, edibles, topicals, concentrates, and distillates.

     The Company plans to call a special meeting of its shareholders to approve a 2-for-1 forward split of its common stock.

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      The Company's current officers and directors are:

         Name                Age    Position
         ----                ---    --------

         David Lamadrid       47    Chief Executive Officer and a Director

         Sterling Scott       62    Executive  Chairman  of  the  Company's
                                    Board  of Directors

         Matthew Gregarek     38    Director

     David Lamadrid has been an officer and director of the Company since December 31, 2018. Mr. Lamadrid has more than 18 years of executive management experience in private and public companies. Mr. Lamadrid was President and Chief Financial Officer of Cannabis Life Sciences, a vertically integrated cannabis wholesale producer and retailer between December 2017 and July 2018. In January 2017 Mr. Lamadrid founded and was CEO of the Pure Harvest Cannabis Producers, Inc. Between 2012 and 2016, Mr. Lamadrid served first as the CFO and then as a member of the U.S. Senior Executive Management Team at ARRI Rental, a leading provider of camera, grip and lighting equipment. From 2002 until 2012, Mr. Lamadrid was the Chief Financial Officer of CytoSorbents, a publicly traded critical-care immunotherapy company treating patients with life threatening illnesses, where he was a key member of the management team that built operations from early start-up through commercialization, setting strategic direction, taking the company public, raising over $60 million in equity, and securing regulatory marketing approval for its medical device. Mr. Lamadrid received his MBA in Management and Finance from the New York University Stern School of Business.

     Sterling Scott has been the Executive Chairman of the Company's Board of Directors since December 31, 2018. Since 2014 Mr. Scott has been a passive investor in private entities in addition to providing consulting services to emerging companies in the cannabis industry, including REMY Biosciences based in Irvine, California and the Madrone Group Companies based in Ashland, Oregon. Mr. Scott was an officer of OCG, Inc. between March 2018 and October 3, 2018 and a director of OCG, Inc. between March 2018 and December 18, 2018. From 2012 through May 2014, Mr. Scott served as Chairman and Chief Executive Officer of Woodland Hills, California based Growlife, Inc., a corporation engaged in supplying and providing services to the cannabis industry. Mr. Scott received his Bachelor of Arts degree in Social Sciences and his JD degree from DePaul University.

     Mr. Gregarek founded Alternity Capital Management, LLC (ACM) in 2010, which specializes in providing alternative investments to the private sector that are non-correlated to the typical capital markets, mainly focusing in the automobile financial sector. He has grown ACM to $15mm in assets under management, and has performed duties at ACM involving financial management since 2012. Prior to founding ACM, Mr. Gregarek was the managing partner of Access Capital Investment Group, LLC, ("ACIG") and the manager of a privately funded auto acquisition company called Capex Acquisitions, LLC, where he specialized in portfolio management, business development, and investor relations. He helped grow ACIG to $20 million under management before selling all of his interest in ACIG in May, 2010. Mr. Gregarek has been a director of the Company since July 2, 2015. Mr. Gregarek received a B.S. in finance from the University of Colorado.

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

     The following table shows the ownership, as of December 31, 2018, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

                                                            % of Outstanding
      Name                                Shares Owned           Shares
      ----                                ------------      -----------------

      David Lamadrid                        1,783,600            11.3%
      Sterling Scott                        1,200,000             7.6%
      Matthew Gregarek                        250,000             1.6%

      Locke Mountain Vineyard, LLC            870,000             5.5%

      All officers and directors as a
          group (three persons)             3,233,600             20.5%


     Locke Mountain Vineyard, LLC is controlled by Jarrold Bachman.

     All of the shareholders in the above table acquired their shares in connection with the Company's acquisition of PHC.

     In connection with the Company's acquisition of PHC the Company issued warrants to the former shareholders of PHC, including the persons shown below:

                              Shares issuable
                             upon the exercise    Exercise       Expiration
Name                            of warrants         Price           Date
----                         -----------------    ---------       ---------

David Lamadrid                   1,783,600          $8.00          12/31/21
Sterling Scott                   1,200,000          $8.00          12/31/21
Matthew Gregarek                   250,000          $8.00          12/31/21

Locke Mountain Vineyard, LLC       870,000          $8.00          12/31/21

Item 3.02.  Unregistered Sales of Equity Securities.

     See Item 2.01 of this report for information concerning the issuance of shares of the Company's common stock and warrants to the shareholders of PHC

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance of the shares and warrants described above. The persons who acquired these shares and warrants were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance or sale of these securities.

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Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 2.01 of this report.

Item 9.01.  Financial Statement and Exhibits

      The financial statements required by this item will be filed with an amendment to this report.






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 2, 2019

                                       THE POCKET SHOT COMPANY



                                       By: /s/ David Lamadrid
                                          ---------------------------
                                          David Lamadrid
                                          Chief Executive Officer